UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934

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☒	Definitive Information Statement

Versa Card, Inc.

(Formerly “Intrepid Global Imaging 3D, Inc.”)
(Exact Name of Registrant As Specified in Its Charter)

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VERSA CARD, INC.
5225 Katy Freeway, Suite 600
Houston, Texas 77007

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of Versa Card, Inc., a Delaware corporation (hereinafter the “Company,” “we,” “us” or “our”), has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”) have executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting, approving an amendment to our Certificate of Incorporation, as amended (our “Certificate of Incorporation”), to change our name from “Versa Card, Inc.” to “Spine Pain Management, Inc.”

The accompanying information statement (the “Information Statement”), which describes the proposed name change in more detail, and provides our stockholders with other important information, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Pursuant to Delaware General Corporation Law, our Certificate of Incorporation and our bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of a majority of the outstanding shares of our Common Stock is sufficient to approve the proposed name change. As such, the name change will be effected on November 11, 2009.

Your consent regarding the proposed name change is not required and is not being solicited in connection with this corporate action. The accompanying Information Statement will serve as notice pursuant to Section 228(e) of the Delaware General Corporation Law and the Exchange Act of the approval by less than the unanimous written consent of the stockholders of the Company with respect to the proposed name change. We will first mail the Information Statement to all of our stockholders on or about October 14, 2009 to stockholders of record as of September 21, 2009.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY. THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR
INFORMATION PURPOSES ONLY.

By Order of the Board of Directors
William Donovan, M.D., Chief Executive Officer

October 14, 2009

VERSA CARD, INC.
5225 Katy Freeway, Suite 600
Houston, Texas 77007

INFORMATION STATEMENT PURSUANT TO SCHEDULE 14C

THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY. NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR
A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION STATEMENT IS
OCTOBER 14, 2009.

Versa Card, Inc., a Delaware corporation (hereinafter the “Company,” “we,” “us” or “our”), is sending you this Information Statement solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that our Board of Directors (our “Board”) has previously approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”) have previously executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting approving, an amendment to our Certificate of Incorporation, as amended (our “Certificate of Incorporation”), to change our name from “Versa Card, Inc.” to “Spine Pain Management, Inc.” No vote or other action is requested or required on your part.

BRIEF QUESTIONS AND ANSWERS REGARDING THE PROPOSED NAME CHANGE

Q1:	What actions were taken by the Action by Written Consent of the Stockholders in lieu of a Special Meeting?
A1:	Pursuant to the Action by Written Consent of the Stockholders in lieu of a Special Meeting, our stockholders holding at least a majority of the issued and outstanding shares of our Common Stock approved an amendment to our Certificate of Incorporation to change our name from “Versa Card, Inc.” to “Spine Pain Management, Inc.” (the “Name Change Amendment”). Additional information regarding the Name Change Amendment is set forth below in the section entitled “Approval of Name Change Amendment.”
Q2:	How many shares of Common Stock were voted in favor of the Name Change Amendment?
A2:	The approval of the Name Change Amendment by the written consent of our stockholders requires the consent of the holders of at least a majority of our outstanding shares of Common Stock as of September 21, 2009 (the “Record Date”). As of the Record Date, 15, 817,682 shares of our Common Stock were issued and outstanding. Each share of our Common Stock is entitled to one vote. The holders of 8,770,870 shares of our Common Stock, representing approximately 55.5% of the shares entitled to vote on the Record Date, executed the Action by Written Consent of the Stockholders in Lieu of a Special Meeting. Consequently, no additional votes are required to approve the Name Change Amendment.
Q3:	Why is the Company amending its Certificate of Incorporation through a stockholder written consent in lieu of holding a stockholder meeting?
A3:	Under the Delaware General Corporation Law, our Certificate of Incorporation and our bylaws, stockholder actions may be taken by written consent without a meeting of stockholders. The written consent of the holders of a majority of our outstanding Common Stock is sufficient to approve and adopt the Name Change Amendment. The Company is not required to solicit the vote of any additional stockholders to effect the Name Change Amendment. However, the Company is obligated by the Delaware General Corporation Law and the federal securities laws to provide this Information Statement to you in connection with the Name Change Amendment.

Q4:	Has the Board approved the name change.
A4:	Yes. The Board approved the name change on September 16, 2009.
Q5:	When will the Name Change Amendment be effective?
A5:	The Name Change Amendment will become effective on the date it is filed with the Delaware Secretary of State, which we anticipate to be on or around November 11, 2009. In accordance with the federal securities laws, the proposed name change can not be effected until at least twenty (20) calendar days following the mailing of this Information Statement to our stockholders.
Q6:	Am I entitled to dissenter’s rights in connection with the name change?
A6:	No. The Delaware General Corporation Law does not provide for dissenter’s rights with respect to the Name Change Amendment.

APPROVAL OF NAME CHANGE AMENDMENT

Name Change Amendment

Our Board and a majority of the holders of our Common Stock have approved an amendment to our Certificate of Incorporation to change our name from “Versa Card, Inc.” to “Spine Pain Management, Inc.” The name change is being effected because our Board believes that the new name will better reflect the Company’s new business model, launched at the end of 2008, of delivering turnkey solutions to spine surgeons and orthopedic surgeons for necessary and appropriate treatment for musculo-skeletal spine injuries. Further, the Company is already operating its spine injury treatment center in Houston, Texas under the doing business name “Spine Pain Management, Inc.” A copy of the proposed form of Certificate of Amendment of the Certificate of Incorporation is attached to this Information Statement as Exhibit A.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of September 21, 2009, 15, 817,682 shares of our Common Stock were outstanding. The following table sets forth certain information at September 21, 2009 with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Number and Class of Common Shares Beneficially Owned	Percent of Class
William Francis Donovan(1)	2,002,713	12.66%
Richard Specht(1)	2,500	0.02%
All Directors and executive officers as a group (2 persons)	2,005,213	12.68%
Rene Hamouth(2)	4,527,751	28.62%
William R. Dunavant(3)	1,800,000	11.38%
Total shares outstanding:	15,817,682

(1)	The named individual is an executive officer or Director of the Company, the business address of which is 5225 Katy Freeway, Suite 600, Houston, TX 77007.
(2)	Includes 3,354,665 shares registered in the name of the Hamouth Family Trust, 1,094,598 shares registered in the name of Renee Hamouth, and 145,863 shares registered in the name of Leona Hamouth. Mr. Hamouth is the trustee of the Hamouth Family Trust. Mr. Hamouth’s address is 2608 Finch Hill, Vancouver, BC, Canada, V7S 3H1.

(3)	William R. Dunavant, our former CEO, is the beneficial owner of Dunavant Family Holdings, Inc. Mr. Dunavant’s address is 2624 Eagle Cove Drive, Park City, Utah 84060. The Company currently is in the process of evaluating whether the issuances of certain shares to Mr. Dunavant were effectively rescinded upon the rescission of a transaction with First Versatile Smartcard Solutions Corporation, a Philippians corporation (as described in more detail in the Company’s Form 10-K/A filed with the Securities and Exchange Commission on April 16, 2009).

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO
MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Name Change Amendment, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” None of our directors opposed the Name Change Amendment.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at: 5225 Katy Freeway, Suite 600, Houston, Texas, 77007, Attn: William Donovan, M.D.

MISCELLANEOUS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address. We undertake to deliver promptly upon request a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such a request, it may be given verbally by telephoning our offices at (713) 453-8551 or by mail to our address at 5225 Katy Freeway, Suite 600, Houston, Texas, 77007, Attn: William Donovan, M.D. In addition, stockholders sharing an address can request delivery of a single copy of annual reports, information statements or proxy statements if you are receiving multiple copies upon written or oral request to the Chief Executive Officer at the address and telephone number stated above.

We file annual, quarterly and current reports, proxy statements, and registration statements with the Securities and Exchange Commission (“SEC”). These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

EXHIBIT A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION, AS AMENDED,
OF
VERSA CARD, INC.,
a Delaware corporation

(pursuant to Section 242 of the Delaware General Corporation Law)

Versa Card, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), through its duly authorized officers and by authority of its Board of Directors does hereby certify:

FIRST: That in accordance with the provisions of Section 242 of the Delaware General Corporation Law, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation, as amended, of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

RESOLVED, that the Certificate of Incorporation, as amended, be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be an read as follows:

“FIRST: The name of the corporation is Spine Pain Management, Inc.”

SECOND: That thereafter, the holders of the necessary number of shares of capital stock of the Corporation gave their written consent in favor of the foregoing amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Versa Card, Inc. has caused this Certificate of Amendment to be signed by William Donovan, M.D., its duly authorized Chief Executive Officer this  day of , 2009.

William Donovan, M.D., Chief Executive Officer

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